Exhibit 11

                           BEN & JERRY'S HOMEMADE, INC.
                   COMPUTATION OF NET INCOME PER COMMON SHARE
                     (In thousands except per share amounts)



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                                                                      Thirteen weeks ended                 Fifty-two weeks ended
                                                                      --------------------                 ---------------------
                                                                  12/30/95           12/31/94           12/30/95           12/31/94
                                                                  --------           --------           --------           --------
Primary:
Average shares outstanding .............................             7,200              7,153              7,171              7,148
Net effect of dilutive stock options -
       based on the treasury stock
       method using average
       market price ....................................                70                                    51
                                                                    ------            -------             ------            -------

                                                                     7,270              7,153              7,222              7,148
                                                                    ======            =======             ======            =======
Net Income (loss) ......................................            $  859            ($4,900)            $5,948            ($1,869)
                                                                    ======            =======             ======            =======
Per share amount .......................................            $ 0.12            ($ 0.69)            $ 0.82            ($ 0.26)
                                                                    ======            =======             ======            =======


Fully diluted:
Average shares outstanding .............................             7,200              7,153              7,171              7,148
Net effect of dilutive stock options -
       based on the treasury stock
       method using quarter-end
       market price which is greater
       than average market price .......................                70                                    57                  1
                                                                    ------            -------             ------            -------

                                                                     7,270              7,153              7,228              7,149
                                                                    ======            =======             ======            =======
Net Income (loss) ......................................            $  859            ($4,900)            $5,948            ($1,869)
                                                                    ======            =======             ======            =======
Per share amount .......................................            $ 0.12            ($ 0.69)            $ 0.82            ($ 0.26)
                                                                    ======            =======             ======            =======

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